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                                                                   Exhibit 99.2

CONTACT:        Michael R. Gavenchak                    Tony DeMartino
                Executive Vice President                Claudia D'Avanzo
                General Counsel                         Fleishman-Hillard
                (770) 740-8180                          (404) 659-4446


                            FOR IMMEDIATE RELEASE


D. CARL LONG APPOINTED ACTING PRESIDENT AND CHIEF EXECUTIVE OFFICER OF BIOFIELD



        ATLANTA, GA - March 17, 1997 --Biofield Corp. (NASDAQ:BZET) today announced that D. Carl Long, its vice chairman, director, and former chief executive officer, has been appointed acting president and chief executive officer of the company. Mr. Long will replace Kenneth W. Anstey who resigned today as president and chief executive officer. Mr. Anstey stated that his resignation followed differences with the company over its management structure and does not reflect any loss of confidence in the company's technology or breast cancer detection system. Mr. Long served as chief executive officer of Biofield from September 1992 until Mr. Anstey joined the company in December 1995.



        Biofield Corp. is a medical technology company that has developed an innovative system for detecting breast cancer through the skin in a non-invasive and objective procedure. The company is based in Atlanta.


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